Exhibit 10.1

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

The Employment Agreement, dated April 30, 2009 and effective as of January 26, 2009 (the “Employment Agreement”), as amended by Amendment No. 1, dated June 16, 2010, by and between Coventry Health Care, Inc., a Delaware corporation, and Allen F. Wise, is hereby further amended by this Amendment No. 2, entered into as of January 31, 2012 with an effective date of January 1, 2012 (together with the Employment Agreement and Amendment No. 1, the “Agreement”). Capitalized terms not defined herein have the meanings set forth in the Employment Agreement.

WHEREAS, the Executive and the Company wish to extend the Initial Term of the Agreement for an additional two years, through December 31, 2013, consistent with the Company’s desire to retain the services of the Executive; and

WHEREAS, the Executive and the Company wish to establish certain terms regarding the Base Salary and performance based compensation which the Executive can earn during this additional two year period of employment;

NOW, THEREFORE, the Company and the Executive hereby amend the Agreement as follows by entering into this Amendment No. 2:

1.	Amendments to the Agreement

(A)	Section 1.1 of the Agreement is hereby amended and restated as follows:

“The term of the Executive’s employment commenced on January 26, 2009 and shall terminate on December 31, 2013 (the “Initial Term”) unless the Executive’s employment is terminated sooner as outlined in Section 4 herein.”

(B)	The following sentence is hereby added to the end of Section 2.1 of the Agreement:

“As of January 1, 2012, the Company shall pay the Executive a Base Salary of not less than Nine Hundred Thousand Dollars ($900,000) per annum, subject to the applicable withholdings.”

(C)	The last sentence of Section 2.2 of the Agreement is hereby deleted and the following shall be substituted in its place:

“The Executive shall be eligible for an annual bonus (“Bonus”) in accordance with the Company’s performance-based plan for purposes of

Section 162(m) of the Internal Revenue Code (the “Code”), which is currently administered as the Company’s Executive Management Incentive Plan. As of January 1, 2012, the Executive’s target annual Bonus shall equal 200% of his Base Salary and shall be earned based upon achievement of the performance targets set annually by the Committee. In no event will the annual Bonus exceed 200% of the target Bonus.”

(D)	New Sections 2.9 and 2.10 are hereby incorporated into the Agreement as follows:

“2.9	On January 3, 2012, in accordance with the terms of the Incentive Plan, the Company shall grant Executive long-term performance based compensation having a grant date value of $7,600,000 as follows:

(a)	81,139 restricted stock units, calculated by dividing $2,508,000 (33% of grant date value of $7,600,000) by $30.91, the closing market price of a share of the Company’s common stock on the New York Stock Exchange on January 3, 2012 (the “2012 Closing Price”). Upon achievement of the EPS target as set by the Committee for 2012, the restricted stock units shall vest in two equal annual increments on December 31, 2012 and on December 31, 2013. The vested restricted stock units will be settled in cash and paid out in mid-February 2014.

(b)	164,736 performance share units, calculated by dividing $5,092,000 (67% of grant date value of $7,600,000) by the 2012 Closing Price. The performance share units shall vest on December 31, 2013 based on the level of achievement of the following two equally weighted performance factors: (1) the cumulative EPS earned over 2012 and 2013 relative to achievement of the aggregate 2012 and 2013 EPS targets set by the Committee, and (2) the cumulative revenue growth during 2012 and 2013 relative to achievement of the revenue target set by the Committee. The vested performance share units will be settled in cash and paid out in mid-February 2014.”

“2.10	On January 1, 2013, in accordance with the terms of the Incentive Plan, the Company shall grant Executive long-term performance based compensation having a grant date value of $7,600,000 as follows:

(a)	that number of restricted stock units calculated by dividing $2,508,000 (33% of the grant date value of $7,600,000) by the closing market price of a share of the Company’s stock on the New York Stock Exchange on January 2, 2013 (the “2013 Closing Price”). Upon achievement of the EPS target set by the Committee for 2013, the vested restricted stock units will be settled in cash as of December 31, 2013 and paid out in mid-February 2014.

(b)	that number of performance share units calculated by dividing $5,092,000 (67% of the grant date value of $7,600,000) by the 2013 Closing Price. The performance share units shall vest on December 31, 2013 based on the level of achievement of the following two equally weighted performance factors: (1) the cumulative EPS earned over 2012 and 2013 relative to the aggregate of the 2012 and 2013 EPS targets set by the Committee, and (2) the cumulative revenue growth during 2012 and 2013 relative to achievement of the revenue target set by the Committee. The vested performance share units will be settled in cash and paid out in mid-February 2014.”

(E)	A new section 2.11 is hereby incorporated into the Agreement as follows:

“2.11	Notwithstanding anything herein to the contrary, with respect to the performance awards granted to Executive pursuant to this Amendment No.2 that are to be settled in cash, such awards remain subject to any restrictions set forth in the Company’s Incentive Plan, including any limitations on the maximum annual amount of cash settled performance awards that can be earned in any performance period.”

(F)	Section 3.1(e) is amended and restated as follows:

“(e)	upon the Executive’s death, all unvested outstanding awards shall vest in full. The value of the awards will be the closing market price of a share of the Company’s stock on the New York Stock Exchange on the date of the Executive’s death and shall be settled in cash and paid to the Executive’s beneficiaries within forty-five (45) days of the Executive’s death.”

(G)	Section 3.2(d) is amended and restated as follows:

“(d)	upon the Executive’s disability, all unvested outstanding awards shall vest in full. The value of the awards shall be the closing market price of a share of the Company’s stock on the New York Stock Exchange on the date of the Executive’s disability and shall be settled in cash and paid to Executive within forty-five (45) days of the date of his disability.”

(H)	The second sentence of Section 4.1 is amended and restated as follows:

“However, except in the case of a Change in Control (hereinafter defined) and if during the Initial Term of this Agreement, the Executive suffers a Termination Without Cause (hereinafter defined) or a Constructive Termination (hereinafter defined), the Company will pay the Executive the following:”

(I)	Section 4.1(d) is amended and restated as follows:

“(d)	if the Executive’s Termination Without Cause or Constructive Termination occurs prior to January 1, 2013, the pro rata portion (based upon the number of full months elapsed during calendar year 2012) of the restricted stock units granted to Executive pursuant to Section 2.9(a) of this Amendment No. 2 shall vest upon achievement of the 2012 EPS target set by the Committee. These vested restricted stock units will be settled in cash and paid out in mid-February 2013. If the Executive’s Termination Without Cause or Constructive Termination occurs on or after January 1, 2013, the pro rata portion (based upon the number of full months elapsed during the calendar year 2013) of the restricted stock units granted to Executive pursuant to Section 2.10(a) of this Amendment No. 2 shall vest upon achievement of the 2013 EPS target set by the Committee. These vested restricted stock units will be settled in cash and paid out in mid-February 2014.”

(J)	Section 4.1(e) is amended and restated as follows:

“(e)

if the Executive’s Termination Without Cause or Constructive Termination occurs prior to January 1, 2013, the pro rata portion (based upon the number of full months elapsed during calendar year 2012) of the performance share units granted to Executive pursuant to Section 2.9(b) of this Amendment No. 2 shall vest upon achievement of the performance metrics set by the Committee applicable to calendar year 2012. These vested performance share units will be settled in cash and paid out in mid-February 2013. If the Executive’s Termination Without Cause or Constructive Termination occurs on or after January 1, 2013, the pro rata portion (based upon the number of months elapsed during the 24 month performance period) of the performance share units granted to Executive pursuant to Section 2.9(b) and Section 2.10(b) of this Amendment No. 2 shall vest upon achievement of the performance metrics set by the Committee. These vested performance share units will be settled in cash and paid out in mid-February 2014.”

(K)	The first sentence of Section 4.2 is hereby amended and restated as follows:

“if the Executive suffers a Termination Without Cause or Constructive Termination following a Change in Control, the Company will pay to the Executive the following:”

(L)	Section 4.2(e) is amended and restated as follows:

“(e)	upon the Executive’s termination under this Section 4.2, all unvested outstanding awards shall vest in full. The awards will be immediately settled with a cash payment based on the price per share paid in the Change in Control.”

(M)	The last sentence of Section 4.3 is hereby deleted and the following shall be substituted in its place:

“Any unvested stock options, unvested restricted stock units, and unvested performance share units shall be forfeited. The vested stock options, vested restricted stock units, vested performance share units and any other outstanding equity awards granted to the Executive shall be governed by the applicable award agreements, the Incentive Plan and, unless otherwise waived in the Agreement, as amended, the provisions of any other incentive plans.”

2.	Continued Employment

Notwithstanding the Continued Employment provisions set forth in Section 5(b) of the Company’s Executive Management Incentive Plan, as such provisions may be amended from time to time, Executive’s employment shall terminate in accordance with the Agreement, as amended, and Executive shall be eligible for payout of his vested restricted share units and vested performance share units in accordance with the terms of the Agreement, as amended.

3.	Effect of Amendment

Except as and to the extent expressly modified by this Amendment No. 2 and Amendment No. 1, the Agreement will remain in full force and effect in all respects.

4.	Counterparts

This Amendment No. 2 may be executed in counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 as of January 31, 2012.

COVENTRY HEALTH CARE, INC.

By:	/s/ L. Dale Crandall
Name:	L. Dale Crandall
Title:	Chairman, Compensation Committee

EXECUTIVE

By:	/s/ Allen F. Wise
Name:	Allen F. Wise
Chief Executive Officer